UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

NorthWestern Corp
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	Nasdaq
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02 Termination of a Material Definitive Agreement.
    On October 29, 2020, NorthWestern Corporation d/b/a NorthWestern Energy (Nasdaq: NWE) (the “Company”) and Puget Sound Energy, Inc. (the “Seller”) mutually agreed to terminate:
•The previously announced Colstrip Unit 4 Purchase and Sale Agreement (the "Colstrip Unit 4 Sale Agreement"), entered into by the Company and Seller on December 9, 2019, pursuant to which the Company had agreed to acquire Seller's 25% interest (which was subsequently amended to 12.5% following the exercise of another party's right of first refusal) in Colstrip Unit 4, a coal-fired, base-load electric generation facility located in Colstrip, Montana, for $1; and
•The previously announced Transmission System Purchase and Sale Agreement (the "Colstrip Transmission Sale Agreement" and, collectively with the Colstrip Unit 4 Sale Agreement, the "Sale Agreements"), entered into by the Company and Seller on December 9, 2019, pursuant to which the Company had agreed to acquire a portion of Seller's interest in the 500 kilovolt Colstrip Project Transmission System, for net book value at the time of sale, which was expected to range between approximately $2.5 million to $3.8 million, with an option to acquire an additional portion of Seller's interest at a later date.
The closing of the Sale Agreements was subject to a number of customary closing conditions, including receipt of regulatory approvals. After evaluating recent Montana regulatory decisions regarding Colstrip and pending regulatory proceedings in Montana and Washington, and pursuant to the terms of the Sale Agreements, the Company and the Seller mutually agreed to (a) terminate the Sale Agreements in accordance with provisions of the respective Sale Agreements, (b) withdraw pending regulatory applications concerning the proposed sale, and (c) release all claims against each other arising out of or relating to the Sale Agreements. The terminations were effective October 29, 2020, and there were no termination penalties incurred by either party.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: October 30, 2020